EXHIBIT 7

                            CONSENT OF EDWIN L. KERR


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To Whom It May Concern:

          I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-23171) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                                    Very truly yours,



Dated :  April 28, 2000             /s/ Edwin L. Kerr
                                    ------------------------------
                                    Edwin L. Kerr, Counsel
                                    Phoenix Home Life Mutual Insurance Company